D PC	The Commonwealth of Massachusetts William Francis Galvin Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)	Exact name of corporation:	Boston Private Financial Holdings, Inc.

(2)	Registered office address:	Ten Post Office Square, Boston, Massachusetts, 02109
(number, street, city or town, state, zip code)
(3)	These articles of amendment affect article(s):	Article VI
(specify the number(s) of article(s) being amended (I-VI))
(4)	Date Adopted:	April 26, 2012
(month, day, year)
(5)	Approved by:
(check appropriate box)

☐	the incorporators.
☐	the directors without shareholder approval and shareholder approval was not required.
☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)
State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

See Attachment A, which is attached hereto and incorporated herein by reference.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: ___________________________

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:	/s/ Margaret W. Chambers

☐	Chairman of the board or directors,

☐	President,

☑	Other Officer,

☐	Court-appointed fiduciary

on this 1st day of May, 2010.

COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment (General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $______ having been paid, said articles are deemed to have been filed with me this _______ day of _____________ , 20_____ , at _______a.m./p.m.
                                                                                      time

Effective date:_____________________________________________________________
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN Secretary of the Commonwealth

___________	Filing fee: Minimum filing fee $200, plus $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.
Examiner
____________
Name approval
____________
C
____________
M	TO BE FILLED IN BY CORPORATION
Contact Information:

Margaret W. Chambers

Boston Private Financial Holdings, Inc.

Boston, Massachusetts 02109

Telephone: (617) 646-4822

Email: mchambers@bostonprivate.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

ATTACHMENT A
ARTICLE 6: OTHER LAWFUL PROVISIONS
SECTION 6.1 Directors.
(i)    Subject to this Section 6.1(i), the Board of Directors shall be and is divided into three classes (Class I, Class II and Class III). The initial directors of the corporation shall hold office as follows: the first class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1995, the second class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1996, and the third class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, with the members of each class to hold office until their respective successors are duly elected and qualified. At each annual meeting of stockholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are elected and qualified, until the annual meeting of stockholders to be held in 2013. Beginning with the annual meeting of stockholders to be held in 2013, directors shall be elected annually for terms of one year, except that any director in office at the 2013 annual meeting whose three-year term expires at the annual meeting of stockholders to be held in calendar year 2014 or 2015 shall continue to hold office until the end of the three-year term for which such director was elected and until such director's successor shall have been elected and qualified. At the annual meeting of stockholders to be held in 2016 and at each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors' successors shall have been elected and qualified.
(ii)    Subject to the rights of the holders of any preferred stock then outstanding, a director or the entire Board of Directors may be removed by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the shares of common stock then entitled to vote in an election of directors, and then, only for cause. For purposes of this Section 6.1, “cause” shall be defined to mean only the following: (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an act involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.
SECTION 6.2 Transactions With Interested Persons. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization with which one or more of its directors or officers are directors or officers, or have a financial or other interest, shall be void or voidable solely for this reason, or solely because any such director (as used in this Section 6.2, an “interested director”) or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, nor shall any such director or officer be under any liability to the corporation on account of any such contract or transaction if:

(1)    The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee authorized the contract or transaction by the affirmative vote of a majority of the directors who are not interested directors (as used in this Section 6.2, “disinterested directors”), even though the disinterested directors be less than a quorum; or
(2)    The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by a vote of the stockholders; or
(3)    The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.
Interested or disinterested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction, and if they are stockholders, their votes may be counted for the purpose of a stockholder vote approving such contract or transaction.
SECTION 6.3 Indemnification. The corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a director, officer, employee or agent of the corporation, or at its request as a director, officer, employee or agent of the corporation, or at its request as a director, officer, employee, agent or trustee of any organization in which the corporation directly or indirectly owns shares or of which it is a creditor, or at its request in any capacity with respect to any employee benefit plan, against all liabilities and expenses, including amounts paid in satisfaction or judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his serving or having served in such capacity, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employment benefit plan); provided, however, that as to any matter disposed of by a compromise payment by such director, officer, employee, agent or trustee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise and indemnification therefor shall be approved:
(i)    by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined);
(ii)    if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting of all the disinterested directors;
(iii)    if there are not two or more disinterested directors in office, then by a majority of the directors then in office, provided they have obtained an opinion in writing of special independent legal counsel appointed by a majority of the directors to the effect that, based upon a reasonable investigation of the relevant facts as described in such opinion, such director, officer, employee, agent or trustee appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan);
(iv)    by the holders of a majority of the shares of stock entitled to vote for the election of directors, which majority may include interested directors and officers; or
(v)    by a court of competent jurisdiction.

The notice of any meeting of the directors or any committee thereof or the stockholders and any waiver of such notice shall specify indemnification as one of the purposes of such meeting.
If authorized in the manner specified above for compromise payments, expenses (including counsel fees) reasonably incurred by any such director, officer, employee, agent or trustee in connection with the defense or disposition of any such action, suit or other proceeding, may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of (a) an affidavit of such individual of his good faith belief that he has met the standard of conduct necessary for indemnification under this Section 6.3 and (b) an undertaking by such individual to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized by law or under this Section 6.3, which undertaking may be accepted by the corporation without reference to the financial ability of such person to make repayment.
If both the corporation and any director, officer, employee, agent or trustee are parties to an action, suit or proceeding (other than an action or suit by or in the right of the corporation to procure a judgment in its favor), counsel representing the corporation therein may also represent such director, officer, employee, agent or trustee (unless such dual representation would involve such counsel in a conflict of interest in violation of applicable principles of professional ethics), and the corporation shall pay all fees and expenses of such counsel incurred during the period of dual representation other than those, if any, which would not have been incurred if counsel were representing only the corporation; and any allocation made in good faith by such counsel of fees and disbursements payable under this paragraph by the corporation versus fees and disbursements payable by any director, officer, employee, agent or trustee shall be final and binding upon the corporation and such director, officer, employee, agent or trustee.
The right of indemnification hereby provided shall not be exclusive of nor affect any other rights to which any such director, officer, employee, agent or trustee may be entitled. Nothing contained in this Section 6.3 shall affect any rights to indemnification to which corporation personnel other than such directors, officers, employees, agents or trustees may be entitled by contract, by vote to the Board of Directors, or otherwise under law.
The corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee, agent or trustee of any subsidiary, or was or is serving at the request of the corporation in any capacity with respect to any employee benefit plan, against any liability asserted against, and incurred by, such person in any capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability by law or under the provisions of this Section 6.3. The obligation to indemnify and reimburse set forth in this Section 6.3, if applicable, shall be reduced by the amount of any such insurance proceeds paid to such person, or the representatives or successors of such person.
As used in this Section 6.3, the terms “director,” “officer,” “employee,” “agent” and “trustee” include their respective heirs, executors and administrators, an “interested” director or officer is one against whom in such capacity the proceedings in question or other proceedings on the same or similar grounds are then pending, and a “disinterested” director or officer is any director or officer who is not an interested director.
If any term or provision of this Section 6.3, or the application thereof to any person or circumstances, shall to any extent be held invalid or unenforceable, the remainder of this Section 6.3, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Section 6.3 shall be held valid and be enforced to the fullest extent permitted by law.

SECTION 6.4 Limitation of Liability. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or any successor or amendatory provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.
SECTION 6.5 Acting As A Partner. The corporation may be a partner in any business enterprise which it would have power to conduct by itself.
SECTION 6.6 Stockholders Meetings. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholder. Meetings of stockholders may be held at such place in the Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.
SECTION 6.7 Call of Special Meetings. Special meetings of the stockholders shall be called by the President or by the Board of Directors.
SECTION 6.8 Amendment of By-Laws. The By-Laws may be amended at any time by a majority of the full Board of Directors subject to repeal or change by vote of the holders of a majority of the shares of capital stock issued and outstanding.
SECTION 6.9 Amendment of Articles of Organization. No amendment, addition, alteration, change or repeal of these Articles of Organization shall be made, unless the same is first approved by the affirmative vote of at least a majority of the directors of the corporation then in office, and thereafter approved by the stockholders by an affirmative vote of not less than two thirds of the total votes eligible to be cast at a duly constituted meeting, or, in the case of Articles 1 or 3 of the Articles, by an affirmative vote of not less than a majority of the total votes eligible to be cast at a duly constituted meeting. Unless otherwise provided by law, any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of the Commonwealth of Massachusetts or on such other date as specified in such amendment, addition, alteration, change or repeal and/or as the Secretary of State may specify.